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                            SWITCHSOFT SYSTEMS, INC.
                         FOUNDERS 1996 STOCK OPTION PLAN

                       As Adopted Effective July 23, 1996
                       Amended Effective January 14, 1997
                       Amended Effective January 31, 1997


     1.  PURPOSE

         (a) The purpose of the SwitchSoft Systems, Inc. Founders 1996 Stock Option Plan (the "Plan") is to provide a means whereby selected eligible founder and other employees and officers and directors of and consultants to SwitchSoft Systems, Inc., Delaware corporation (the "Company"), and its Affiliates, if any, as defined below, may be given a favorable opportunity to acquire common stock of the Company (the "Common Stock"), thereby encouraging such persons to accept or continue a qualifying relationship with the Company; increasing the interest of such persons in the Company's welfare through participation in the growth and value of the Common Stock; and furnishing such persons with an incentive to improve operations and increase profits of the Company. The term "Affiliate" or "Affiliates" as used in the Plan shall mean any parent corporation or subsidiary corporation of the Company, those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) To accomplish the foregoing objectives, this Plan provides a means whereby employees, directors, and consultants may receive options to purchase Common Stock.

     2. STOCK OPTIONS. Stock options granted pursuant to the Plan may, at the discretion of the Board of Directors of the Company, be granted either as an Incentive Stock Option ("ISO") or as a Nonstatutory Stock Option ("NSO"). An ISO shall mean an option described in Section 422 of the Code. An NSO shall mean pay option not meaning the requirements of Section 422 of the Code. An option designated as an NSO will not be treated as an ISO.

     3. ADMINISTRATION. The Board of Directors (the "Board"), whose authority shall be plenary, shall administer the Plan, unless and until such time as the Board delegates administration of the Plan pursuant to subsection 3(b), below.

         (a) The Board, whose determinations shall be conclusive, shall have the power, subject to and within the limits of the express provisions of the
Plan:

             (i)    To grant options pursuant to the Plan.

             (ii) To determine from time to time which of the eligible persons described in Section 5, below, shall be granted options under the Plan, the number of shares for which each option shall be granted, the term of each granted option and the time or times during the term of each option within which all or portions of each option may be exercised (which at the Board's discretion may be accelerated, if allowed under applicable law).

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             (iii)  To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement with respect to the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (iv) To grant options in exchange for cancellation of options granted earlier at different exercise prices; PROVIDED, HOWEVER, nothing contained herein shall empower the Board to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of subsection 4(b), below, or Section 422 of the Code.

             (v) To prescribe the terms and provisions of each option granted (which need not be identical) and the form of written instrument that shall constitute the option agreement.

             (vi)   To amend the Plan as provided in Section 11 below.

             (vii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

             (viii) To take appropriate action to cause any option granted hereunder to cease to be an ISO; PROVIDED, HOWEVER, no such action may be taken by the Board without the written consent of the affected optionee.

         (b) The Board may, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under subsection 3(b) above) to a committee acting under the authority of the Board. In the event that the Company has registered any equity security under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Act"), such committee shall consist of not less than two (2) members of the Board each of whom shall be a "disinterested person" and an "outside director." A member of the Board is a "disinterested person" if at the time he exercises discretion in administering the Plan he is not eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company (or Affiliate) entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or (Affiliate), or if he otherwise satisfies the requirements of a "disinterested person" within the meaning of Rule 16b-3 of the Act. A member of the Board is an "outside director" if he is not a current employee of the Corporation (or Affiliate), is not a former employee of the Corporation(or Affiliate) who is receiving compensation for prior services, was not an officer of the Corporation (or Affiliate) at any time, and currently is nor receiving compensation for personal services to the Corporation (or Affiliate) in any capacity other than as a member of the Board, or if he otherwise satisfies the requirements of an "outside director" as such term is defined for purposes of Section 162(m) of the Code. The Board shall have complete discretion to determine the composition, structure, form, term and operation of any committee established to administer the Plan. The Board at any time may revest in the Board the administration of the Plan.

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     4.  SHARES SUBJECT TO PLAN AND TO OPTION.

         (a) Subject to the provisions of Section 10, below (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate One Million Forty One Thousand Fifty (1,041,050) shares of the Company's authorized Common Stock and may be unissued shares, reacquired shares, or shares bought on the market for the purpose of issuance under the Plan. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purpose of the Plan.

         (b) If the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year exceeds the amount provided in Section 422(d) of the Code, such options representing stock in excess of the Section 422(d) annual limitation shall be deemed to be a grant of an NSO to the extent of such excess.

     5.  ELIGIBILITY.

         (a) All employees of the Company and its Affiliates are eligible to receive ISOs and only employees of the Company and its Affiliates may be granted ISOs. Directors of the Company who are not also employees of the Company shall not be eligible for ISOs, but are eligible for NSOs. Employees and independent contractors shall also be eligible for NSOs.

     No option issued under the Plan may be granted to a person who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company or any of its Affiliates unless the option price is at least one hundred percent (100%) in the case of an NSO, one hundred ten percent (110%) in the case of an ISO, of the fair market value of the stock subject to the option and such option by its terms is not exercisable after five (5) years from the date such option is granted. Any employee may hold more than one (l) option at any time. For purposes of this subsection 5(b), in determining stock ownership, an optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. Common Stock with respect to which any such optionee holds an option shall not be counted.
Additionally, for purposes of this subsection 5(b), outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person.

     6. TERMS OF OPTIONS. Options granted pursuant to the Plan need not be identical, but each option shall be granted within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders, whichever is earlier, shall specify the number of shares to which it pertains and shall be subject to the following terms and conditions:

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         (a) The purchase  price of each option shall be determined by the administrator of the Plan at the time the option is granted, but shall in no event, except as otherwise set forth in Section 5, above, be less than eighty-five percent (85%) in the case of an NSO, or one hundred percent (100%) in the case of an ISO, of the fair market value of the stock subject to the option on the date the option is granted. For all purposes of the Plan, the fair market value of the Common Stock shall be, if the Stock is publicly traded, its closing bid price on NASDAQ or the over-the-counter market, or if is traded on another exchange, the last price at which it traded on such exchange. If the stock is not publicly traded, the fair market value shall be such value as is determined in good faith by the Board of Directors by taking into consideration the following factors: the Company's net worth, prospective earning power and dividend-paying capacity, and other relevant factors. "Other relevant factors" include the goodwill of the business; the economic outlook in the particular industry; the Company's position in the industry and its management; the degree of control of the business represented by the block of stock to be valued; and the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange. In addition to the relevant factors described above, consideration shall also be given to non-operating assets, including proceeds of life insurance policies payable to or for the benefit of the Company, to the extent such non-operating assets have not been taken into account in the determination of net worth, prospective earning power, and dividend-earning capacity.

         (b) Exact as otherwise set forth in Section 5, above, the term of any option shall not be greater than ten (10) years from the date it was granted.

         (c) An option by its terms, shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable, during the lifetime of the option holder, only by the individual to whom the option is granted. Notwithstanding the above, if an employee is determined to be incompetent by a court of proper jurisdiction, his legal representative may exercise the option on his behalf.

         (d) Each option shall become exercisable on an annual basis as to not less than twenty percent (20%) of the total number of shares subject thereto.

         (e) Options under the Plan may be exercised by a participant regardless of whether he is employed by the Company or an Affiliate at the time of exercise.

         (f) Upon the termination of a participant's employment (defined as the date the participant is no longer employed by either the Company or any of its Affiliates), his rights to exercise an option then held by him shall be only as follows:

             (i) If a participant's employment is terminated for any reason other than death or disability of the participant, he may, within not more than one (1) month following such termination or within such longer period as the Board may fix, exercise the option to the extent such option was exercisable by the participant on the date of termination of his employment, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of the termination of his employment, provided that the date of exercise is in no event after the expiration of the term of the option. However, if the participant's employment is terminated due to Disability (within the meaning of Section 22(e) of the Code) of

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the  participant,  then this  paragraph  6(e)(ii) shall apply to such participant by substituting  twelve (12) months for one (1) month.

             (ii) If a participant's employment is terminated by death, his estate shall have the right for a period of not more than twelve (12) months following the date of death, or for such longer period as the Board may fix, to exercise the option to the extent the participant was entitled to exercise such option on the date of death, or to the extent otherwise specified by the Board, which may so specify, at a time that is subsequent to the date of death, provided the actual date of exercise is in no event after the expiration of the term of the option. A participant's estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the participant's death.

         (g) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any employee any right to continue in the employ of the Company (or Affiliate) nor limit in any way the right of the Company (or Affiliate) to terminate his employment at any time.

         (h) Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger, business combination, reorganization or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled, provided that the excess of the aggregate fair market value of the shares subject to the option immediately after such merger or consolidation over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the option immediately before such merger or consolidation over the aggregate option price of such shares. A dissolution or liquidation of the Company or a merger, business combination, reorganization, or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation, in the case of a merger, business combination, reorganization or consolidation, (i) assumes outstanding options or replaces them with substitute options and (ii) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares.

     7.  PAYMENT AND LOANS UPON EXERCISE

         (a) The purchase price of stock sold pursuant to an option shall be paid either in full in cash or by certified check at the time the option is exercised or to the extent permitted under the applicable provisions of the Delaware General Corporation Law, pursuant to any deferred payment arrangement that the Board in its discretion may approve; PROVIDED, HOWEVER, that any interest to be paid by an optionee in connection with any such deferred payment arrangement shall be charged interest at the applicable federal rate as defined in Section 1274(d) of the Code.

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         (b) The  Company  may  make  loans or  guarantee  loans  made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

         (c) In addition, if and to the extent authorized by the Board, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law.

         (d) Where the Company has or will have a legal obligation to withhold taxes relating to the exercise of any stock option, such option may not be exercised, in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.

     8. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

     9. STOCK TRANSFER RESTRICTIONS; REPURCHASE PROVISIONS. Stock issued pursuant to the exercise of options granted under the Plan shall be subject to those stock transfer restrictions and repurchase provisions which shall be set forth in a Stock Restriction Agreement (the "Agreement"), substantially in the form attached hereto as Exhibit A. Each individual shall be required to execute the Agreement prior to receiving his shares. Any shares purchased pursuant to an option shall be subject to the right of first refusal as set forth in Article X of the Company's bylaws, or if such bylaws provisions shall be amended or deleted, then by such transfer restrictions as may then be adopted by the Board of Directors, if any.

     10. ADJUSTMENTS OF AND CHANGES IN THE STOCK. Subject to the provisions set forth in subsection 6(h), above, in the event the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason
of  merger,   consolidation, recapitalization,   reclassification,
split-up,   combination  of  shares,  or otherwise),  or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding shares of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 10. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to

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each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     11. AMENDMENT OF THE PLAN. The Board at any time and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in Section 10 (relating to adjustments upon changes in stock), no amendment shall be effective, unless approved, within twelve (12) months before or after the date of such amendment's adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote, where such amendment will:

         (a) increase the number of shares reserved lot options under the Plan;

         (b) materially modify the requirements of Section 5 as to eligibility for participation in the Plan; or

         (c) materially increase the benefits accruing to participants under the Plan.

     It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the plan or options granted under it into compliance therewith.

     Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendments of the Plan, except with the consent, which may be obtained in any manner deemed by the Board to be appropriate, of the person to whom the option was granted.

     12. TERMINATION OR SUSPENSION OF THE PLAN. The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. An option may not be granted under the Plan while the Plan is suspended or after it is terminated.

      Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board deems appropriate.

     13. TIME OF GRANTING OPTIONS. The date of grant of an option hereunder shall, for all purposes, be the date on which the Board (or committee under authority of the Board) makes the determination granting such option.

     14. LISTING, QUALIFICATION OR APPROVAL OF STOCK; APPROVAL OF OPTIONS. All options granted under the Plan are subject to the requirement that if
at any time  the  Board  shall   determine  in  its  discretion  that  the
listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the stockholders of the Company, is necessary or desirable as a

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condition of or in connection  with the issuance of shares under the option, the option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

     15. BINDING EFFECT OF CONDITIONS. The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of the shares of the Company owned by the participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made, except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates for the stock represented thereby, except strictly in accordance with the provisions of this Plan.

     16. EFFECTIVE DATE OF PLAN. The Plan shall become effective as determined by the Board but no options granted under it shall be exercisable until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote. If such stockholder approval is not obtained within twelve (12) months before or after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued. Subject to such limitation, the Board may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

     17. GENDER. The use of any genera specific pronoun or similar term is intended to be without legal significance as a gender.

     18. FINANCIAL REPORTS. The Company shall provide financial and other information regarding the Company, on an annual or more frequent basis, to each individual holding an outstanding option under the Plan as required under applicable law.

     19. SUB-CHAPTER S ELECTION.

         (a) All optionees who have exercised their options shall cooperate with the Company, at Company's request, in maintaining its Sub-Chapter S status, to the extent that such status exists at and after the time the option is exercised. If optionee who exercised his options, in whole or in part, becomes a Company shareholder, then such person shall execute such documents as are reasonably requested by Company to maintain such status. If such optionee/shareholder does not so execute the requested documents or provide such assistance promptly after Company's request therefor, the Company's President shall appointed as optionee/shareholder's attorney-in-fact for the sole and limited purpose of executing any and all such documents relating to such Sub-Chapter S election in such optionee/shareholder's name as if optionee/shareholder had actually signed same, all without further liability to optionee/shareholder.

                                      8.


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         (b) Notwithstanding any other provision hereof, if the Company's
Sub-Chapter S election status shall or may be adversely affected or nullified by any optionee's proposed exercise of any option granted hereunder, as determined in the discretion of the Board of Directors, then the Company shall so advise an optionee in writing. In such instance, such option shall not be subject to exercise until the Company shall advise the optionee otherwise in writing, in which case the Company shall, in its discretion, either (a) extend in writing the time period within which the option may be exercised by a period equivalent to the time that the option has been determined by the Board of Directors not to be so exercisable or (b) pay optionee, as cash compensation, the difference between the fair market value of the shares subject to exercise under the option and the exercise price thereof at the time of the proposed exercise. For purposes hereof, the fair market value of the shares shall be the price set by the Board of Directors for incentive stock options or for common stock at its most recent meeting at which options were awarded or common stock was issued. If no such options were awarded or common stock issued within sixty (60) days prior to the date that the Company makes the cash compensation payment offer, then the fair market value of the shares shall be that set by the Board of Directors in good faith determined as of the date of the proposed exercise. The cash compensation shall be paid by Company, if at all, within sixty (60) days after the date of the proposed exercise.

     20. COMPANY REPURCHASE RIGHT. If (1) an optionee under the Plan has exercised his option and (2) such optionee leaves the employment of the Company, for any or no reason, voluntarily or involuntarily, at any time, then the Company shall have the right to repurchase the shares of stock issued under a Plan option. The Company shall have the right to repurchase said shares by offering to pay the optionee the fair market value of the shares purchased under the option. For purposes hereof, the fair market value of the shares shall be the price set by the Board of Directors for incentive stock options or common stock at its most recent meeting at which options were awarded or common stock was issued. If no such options were awarded or common stock issued within sixty (60) days prior to the date that the Company makes the repurchase offer, then the fair market value of the shares to be repurchased shall be that set by the Board of Directors in good faith. The repurchase right must be exercised by Company, if at all, within ninety (90) days after optionee's last date of employment. The repurchase right shall occur upon the Company's giving written notice to optionee of its desire to repurchase the stock under the option. The Company shall pay cash in a lump sum for such stock and/or cancel existing indebtedness for the repurchase price. The Company may assign such repurchase right to other person in its discretion.

                                       9.